UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 7, 2016

Date of Report (Date of earliest event reported)

TiVo Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2160 Gold Street

San Jose, California 95002

(Address of principal executive offices, including zip code)

(408) 519-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the TiVo Merger (as defined in Item 5.01 of this Current Report on Form 8-K), TiVo Solutions Inc. (formerly known as TiVo Inc.) (“TiVo”) and TiVo Corporation (formerly known as Titan Technologies Corporation) (“Parent”) executed a supplemental indenture dated as of September 7, 2016 (the “TiVo Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (“Wells Fargo”), to the indenture dated as of September 22, 2014 between TiVo and Wells Fargo relating to TiVo’s 2% Convertible Senior Notes due 2021 (the “TiVo Notes”), as supplemented by the TiVo Supplemental Indenture (the “TiVo Indenture”). Pursuant to the TiVo Supplemental Indenture, at and after the effective time of the TiVo Merger, the right to convert each $1,000 principal amount of the TiVo Notes into shares of TiVo Common Stock (as defined in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2016, by and among Rovi Corporation (“Rovi”), TiVo, Parent, Nova Acquisition Sub, Inc. (“Nova”) and Titan Acquisition Sub, Inc. (“Titan”)) will be changed into the right to convert such principal amount of such TiVo Notes into a number of “units of Reference Property” in effect prior to the effective time of the TiVo Merger equal to $2.75 in cash and 0.3853 of a share of Parent Common Stock (as defined in the Merger Agreement) per share of TiVo Common Stock at the same conversion rate in effect immediately prior to the effective time of the TiVo Merger.

The TiVo Indenture provides for customary events of default, which are set forth in Article 6 of the TiVo Indenture and include nonpayment of principal or interest, breach of covenants in the TiVo Indenture, payment defaults of other indebtedness, failure to pay certain judgments and certain events of bankruptcy. Generally, if an event of default occurs, Wells Fargo or holders of at least 25% in aggregate principal amount of the then outstanding TiVo Notes may declare the TiVo Notes to be immediately due and payable.

The foregoing is only a brief description of the TiVo Supplemental Indenture, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the TiVo Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 5.01 below is incorporated by reference in response to this item.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above concerning the entry into the TiVo Supplemental Indenture, under Item 5.01 below concerning the conversion of shares of TiVo Common Stock into shares of Parent Common Stock based on the Exchange Ratio (as defined in Item 5.01 of this Current Report on Form 8-K) and the assumption by Parent of TiVo Stock Options, TiVo Restricted Stock Awards and TiVo RSUs (each as defined in the Merger Agreement) and under Item 5.03 below concerning the amendment and restatement of TiVo’s certificate of incorporation and bylaws is incorporated by reference in response to this item.

Item 5.01	Changes in Control of Registrant.

On September 7, 2016, pursuant to the Merger Agreement: (1) Nova merged with and into Rovi, with Rovi as the surviving corporation (the “Rovi Merger”), and (2) Titan merged with and into TiVo, with TiVo as the surviving corporation (the “TiVo Merger” and, together with the Rovi Merger, the “Mergers”). As a result of the Mergers, Rovi and TiVo each became wholly-owned subsidiaries of Parent.

At the effective time of the TiVo Merger, (i) each issued and outstanding share of TiVo Common Stock automatically converted into a right to receive (x) 0.3853 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of Parent Common Stock and (y) $2.75 in cash and (ii) each TiVo Stock Option, TiVo Restricted Stock Award and TiVo RSU was assumed by Parent and automatically converted into a Parent Stock Option, Parent Restricted Stock Award and Parent RSU (each as defined in the Merger Agreement), respectively, each on substantially the same terms and conditions as applied to such TiVo Stock Option, TiVo Restricted Stock Award and TiVo RSU (but taking into account any changes thereto provided for in the TiVo Stock Plans (as defined in the Merger Agreement) in any award agreement or in any such TiVo Stock Option, TiVo Restricted Stock Award or TiVo RSU, as applicable, by reason of the Merger Agreement or the transactions contemplated thereby). The Exchange Ratio was determined based on (i) the amount of $7.95, divided by (ii) the volume weighted average of the price of Rovi Common Stock on the NASDAQ Stock Market, as reported by Bloomberg L.P., for the fifteen consecutive trading days ended on and including September 1, 2016, which was $20.6344. A copy of the Merger Agreement was filed as Exhibit 2.1 to TiVo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the TiVo Merger: (1) all members of the TiVo Board of Directors were replaced by Pamela Sergeeff and Wesley Gutierrez, and (2) the officers of TiVo were restated as follows:

Name	Title
Thomas Carson	Chief Executive Officer and President (Principal Executive Officer)
Wesley Gutierrez	Treasurer (Principal Accounting Officer)
Pamela Sergeeff	General Counsel and Secretary
Laurence Denny	Assistant Secretary

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2016, upon the effective time of the TiVo Merger, TiVo’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of TiVo’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated April 28, 2016, by and among Rovi Corporation, TiVo Inc. (now known as TiVo Solutions Inc.), Titan Technologies Corporation (now known as TiVo Corporation), Nova Acquisition Sub, Inc. and Titan Acquisition Sub, Inc. (filed as Exhibit 2.1 to TiVo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016)

3.1	Amended and Restated Certificate of Incorporation of TiVo Inc. (now known as TiVo Solutions Inc.) filed with the Secretary of State of the State of Delaware on September 7, 2016

3.2	Amended and Restated Bylaws of TiVo Solutions Inc. effective as of September 7, 2016

4.1	First Supplemental Indenture, dated September 7, 2016, by and among TiVo Solutions Inc. (formerly known as TiVo Inc.), TiVo Corporation and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Solutions Inc. (Registrant)

Date: September 8, 2016	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP and General Counsel